Exhibit 23



                                 August 13, 1999



Alabama Power Company
600 North 18th Street
Birmingham, Alabama  35291

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Alabama Power Company (the "Company") dated August 13, 1999, relating to $250,000,000 aggregate principal amount of Series K 7.125% Senior Notes due August 15, 2004, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated August 13, 1999.


                                                     Very truly yours,

                                                      /s/Balch & Bingham LLP